UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

ARGENTUM 47, INC.

(Exact name of registrant as specified in its charter)

GLOBAL EQUITY INTERNATIONAL, INC.

(Former name of registrant until March 29, 2018)

Nevada	000-54557	27-3986073
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

X3 Jumeirah Bay, Office 3305,

Jumeirah Lake Towers

Dubai, UAE

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: + (971) 42767576 / + (1) 321 200 0142

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Definitive Agreements.

On June 6, 2018, Argentum 47, Inc. (“Company”) entered into a Funding Agreement with Xantis S.A. a company incorporated under the laws of Luxembourg that was the legally appointed fund management company of Xantis Aion Securitisation Fund (“Lender”), pursuant to which the Lender, through its management company, agreed to loan the Company a minimum of £1,700,000 (approximately US$1.94 million). The loan will be funded in one or more tranches commencing within the month of June 2018. The proceeds of each tranche of funding shall be utilized for reduction of indebtedness, inorganic growth via acquisitions of various advisory firms with funds under management and general working capital purposes.

Each tranche of the loan will be evidenced by a Convertible Note, bearing interest at 6% per annum. Interest on the Convertible Notes is payable semi-annually. The first semi-annual interest payment shall be made in cash or, at the option of the Lender, in shares of our Common Stock at the conversion price indicated in the Convertible Notes. The Convertible Notes will mature on the 366th day following issuance (“Maturity Date”). The principal and any accrued, but unpaid, interest outstanding on the Maturity Date shall be mandatorily converted into shares of our Common Stock.

The conversion price under the Convertible Notes shall be equal to the greater of US$0.02 or the average closing price of Borrower’s Common Stock on the Over-the-Counter Bulletin Board for the prior 60 trading days (subject to equitable adjustments for stock splits and similar events). A “trading day” shall mean any day on which the Common Stock is tradable for any period on the stock exchange on which the Borrower’s Common Stock is traded or quoted.

Subsequently, on June 8, 2018, Xantis Aion Securitisation Fund, through its appointed Trustees, wired our Company a first tranche of funding (investment) amounting to US$735,000.

Item 8.01 OTHER EVENTS

Shareholders Update

The week of May 28, 2018, management travelled to Kuala Lumpur (Malaysia) and formally put in motion the acquisition of two financial advisory firms with circa US$57 million of funds under management. These financial advisory firms will be acquired by the Company´s fully owned United Kingdom subsidiary, Argentum 47 Financial Management Limited. The terms of the acquisition will be disclosed by way of a Form 8-k upon final closing which, to date, is contingent on the Labuan Financial Authority formally approving the change of control requested.

Management returned from Kuala Lumpur having signed all pertinent documents in order not to have to physically return to Malaysia to close the two acquisitions.

This week the Company will place the funds required to close the two Malaysian acquisitions in escrow with their attorney in the US.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits – See “Exhibit Index” set forth below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2018

ARGENTUM 47, INC.

By:	/s/ Enzo Taddei
Enzo Taddei
Chief Financial Officer

EXHIBIT INDEX

List of Exhibits attached or incorporated by reference pursuant to Item 601 of Regulation S-B

Exhibit No.	Document Description

10.1	Funding Agreement, dated June 6, 2018, by and between Global Equity International, Inc. and Xantis S.A., the appointed fund manager of Xantis Aion Securitisation Fund.